Exhibit 99.1

Harland News Release
                                              PO Box 105250, Atlanta, GA  30348
                                                                 (770) 981-9460
                                                               www.harland.net
For More Information, Contact:

Investors
Henry R. Bond
Treasurer & Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Director of Corporate Communications
770-593-5443
jpensec@harland.net

                      HARLAND REPORTS THIRD QUARTER RESULTS

ATLANTA (October 27, 2004) - John H. Harland Company (NYSE: JH) today reported results for the third quarter of 2004.

Consolidated net income for the quarter was $12.1 million, compared to $14.7 million for the third quarter of 2003. Diluted earnings per share for the quarter were $0.43 per share compared to $0.52 per share for the same period in 2003. Consolidated sales for the third quarter were $196.0 million, compared to $192.5 million for the third quarter of 2003.

The third quarter of 2004 included a previously announced pre-tax impairment charge of $7.9 million, or $0.18 per share, related to the development of new customer care systems for Harland's Printed Products segment. The company determined that upgrading certain existing systems will be more economical than continued development of portions of the new systems. The third quarter also included $1.7 million of pre-tax severance charges related to cost-reduction initiatives in the company's Software and Services segment equivalent to $0.04 per share.

"We are pleased with our results for the third quarter and our continued progress in each segment," said Timothy C. Tuff, chairman and chief executive officer of Harland. "Printed Products' plant consolidation program was completed on schedule, we improved margins and completed an acquisition in Software and Services, and increased sales in each part of Scantron's business."

For the nine months ended September 24, 2004, consolidated sales were $579.5 million, compared with $578.3 million reported for the same period a year earlier. Consolidated net income for the first nine months of 2004 was $34.0 million, or $1.21 per diluted share, compared with $39.1 million, or $1.38 per diluted share, for the same period in 2003. In addition to the impairment charge mentioned earlier, results for the first nine months of 2004 included pre-tax exit costs and severance charges in Printed Products that totaled $5.6 million, equivalent to $0.12 per share, as well as $3.0 million of pre-tax severance charges related to cost reductions in the company's Software and Services segment, equivalent to $0.07 per share.

Harland Reports Third Quarter Results
October 27, 2004
Page Two


Segment Reporting

Harland reports results for three business segments: Printed Products, Software and Services and Scantron.

Sales for the quarter for Harland's Printed Products segment were $117.9 million, a decrease of $0.5 million, or less than 1%, from the $118.4 million reported for the same period in 2003. Segment income from Printed Products was $9.7 million, a decrease of $7.3 million, or 43%, from $17.0 million for the same period in 2003. The third quarter of 2004 included the pre-tax impairment charge of $7.9 million mentioned earlier.

 "We completed our plant consolidation program during the quarter, and our production facilities are hitting record levels of productivity," said Tuff. "In addition, our check unit volume increased in the quarter on a year-over-year basis, and we expect further increases in the fourth quarter."

Software and Services sales for the quarter were $47.3 million, an increase of $2.8 million, or 6%, from the $44.5 million reported for the same period in 2003. Segment income from Software and Services was $7.4 million, an increase of $4.5 million, or 157%, from $2.9 million for the same period in 2003. The third quarter of 2004 included the pre-tax severance charges of $1.7 million mentioned earlier.

"Our margins in Software and Services improved significantly in the quarter, even with the severance charges, and our new mortgage product, E3, is being well received by the market," said Tuff.

Scantron's sales for the quarter were $31.6 million, an increase of $1.5 million, or 5%, from $30.1 million for the same period in 2003. Segment income for the quarter was $9.8 million, an increase of $2.2 million, or 28%, from $7.6 million for the third quarter of 2003.

"Scantron sales were up in all three businesses in the quarter on a year-over-year basis, and our costs were down," said Tuff. "We were able to expand market penetration for some of our new technology products, and we won business from a number of new customers in our field services business."

The company expects fourth quarter 2004 diluted earnings per share to be in the range of $0.65 to $0.70 per share. For the full year, the company expects earnings to be in the range of $1.86 to $1.91. The estimate for the full year includes $0.18 for the impairment charge, $0.14 for exit costs and severance charges in Printed Products and $0.07 for severance charges in Software and Services.

Harland's board of directors declared a quarterly dividend of $0.125 per share, payable November 30, 2004 to shareholders of record as of November 19, 2004.

Harland will hold a conference call Thursday, October 28, 2004 at 10:00 a.m. EDT to discuss the results of the quarter and future outlook. Interested parties may listen by accessing a live webcast in the investor relations section of Harland's Web site at http://www.harland.net. Additionally, the live conference call may be accessed by calling 719-457-2641 and using the access code #879441.

A replay of the conference call will be available in the investor relations section of Harland's Web site (http://www.harland.net) beginning approximately two hours after the call. The rebroadcast will also be available until November 4, via telephone, by calling 719-457-0820 and using the access code #879441.

The company has posted quarterly segment information dating back to 2001. The segment information can be found in the investor relations section of the company's Web site at www.harland.net under News and Publications.

Harland Reports Third Quarter Results
October 27, 2004
Page Three


About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc. (http://www.harlandfinancialsolutions.com), a wholly owned subsidiary, supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the successful implementation of major new accounts and the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection, testing and assessment methods, which could negatively impact current forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.



                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2004
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months Ended
                                         September 24,   September 26,
                                              2004            2003       %
----------------------------------------------------------------------------
Sales                                     $ 195,975       $ 192,494     1.8%
Cost of sales                                98,394          98,177     0.2%
  Pct of Sales                                 50.2%           51.0%
                                          ----------      ----------
Gross profit                                 97,581          94,317     3.5%
  Pct of Sales                                 49.8%           49.0%
Selling, general and administrative
  expenses                                   69,058          70,883    -2.6%
  Pct of Sales                                 35.2%           36.8%
Asset impairment charges                      7,885               -
  Pct of Sales                                  4.0%            0.0%
(Gain) loss on disposal of assets                 8          (1,130) -100.7%
  Pct of Sales                                  0.0%           -0.6%
Amortization of intangibles                     975             939     3.8%
  Pct of Sales                                  0.5%            0.5%
                                          ----------      ----------
Operating Income                             19,655          23,625   -16.8%
  Pct of Sales                                 10.0%           12.3%

Other Income (Expense):
  Interest expense                             (951)         (1,424)  -33.2%
    Pct of Sales                               -0.5%           -0.7%
  Other - net                                    77             127   -39.4%
    Pct of Sales                                0.0%            0.1%
                                          ----------      ----------
Income before Income Taxes                   18,781          22,328   -15.9%
  Pct of Sales                                  9.6%           11.6%
Income taxes                                  6,688           7,633   -12.4%
  Pct of Sales                                  3.4%            4.0%
                                          ----------      ----------
Net Income                                $  12,093       $  14,695   -17.7%
                                          ==========      ==========
  Pct of Sales                                  6.2%            7.6%
  Effective Tax Rate                           35.6%           34.2%

Earnings per Share
   Basic                                  $    0.44       $    0.53   -17.0%
   Diluted                                $    0.43       $    0.52   -17.3%
Weighted Average Shares (000)
   Basic                                     27,182          27,760    -2.1%
   Diluted                                   27,906          28,488    -2.0%
Shares O/S at end of period (000)            27,768          28,048    -1.0%
Return on Equity                               17.9%           23.4%   -5.5 pct pts
Depreciation and Amortization (000)       $  17,784       $  15,711    13.2%
Capital Expenditures (000)                $   7,835       $   6,820    14.9%
Number of Employees
 (includes temporary employees)               4,615           5,070    -9.0%

Segment Information

Printed Products
  Sales                                   $ 117,908       $ 118,384    -0.4%
  Depreciation & Amortization             $  13,620       $  11,355    19.9%
  Segment Income                          $   9,683       $  17,042   -43.2%
Software and Services
  Sales                                   $  47,264       $  44,512     6.2%
  Depreciation & Amortization             $   2,904       $   3,168    -8.3%
  Segment Income                          $   7,369       $   2,869   156.8%
Scantron
  Sales                                   $  31,628       $  30,051     5.2%
  Depreciation & Amortization             $   1,088       $   1,023     6.4%
  Segment Income                          $   9,786       $   7,628    28.3%
Corporate and Eliminations
  Sales                                   $    (825)      $    (453)   82.1%
  Depreciation & Amortization             $     172       $     165     4.2%
  Segment Income (Loss)                   $  (8,057)      $  (5,211)   54.6%

Segment income (loss) is defined as income before income taxes.



                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2004
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                               Nine Months Ended
                                         September 24,   September 26,
                                              2004            2003       %
----------------------------------------------------------------------------
Sales                                     $ 579,530       $ 578,347     0.2%
Cost of sales                               301,290         296,697     1.5%
  Pct of Sales                                 52.0%           51.3%
                                          ----------      ----------
Gross profit                                278,240         281,650    -1.2%
  Pct of Sales                                 48.0%           48.7%
Selling, general and administrative
  expenses                                  212,684         214,839    -1.0%
  Pct of Sales                                 36.7%           37.1%
Asset impairment charges                     10,167               -
  Pct of Sales                                  1.8%            0.0%
(Gain) loss on disposal of assets            (3,541)         (1,199)  195.3%
  Pct of Sales                                 -0.6%           -0.2%
Amortization of intangibles                   2,809           2,371    18.5%
  Pct of Sales                                  0.5%            0.4%
                                          ----------      ----------
Operating Income                             56,121          65,639   -14.5%
  Pct of Sales                                  9.7%           11.3%

Other Income (Expense):
  Interest expense                           (3,082)         (4,487)  -31.3%
    Pct of Sales                               -0.5%           -0.8%
  Other - net                                   267             272    -1.8%
    Pct of Sales                                0.0%            0.0%
                                          ----------      ----------
Income before Income Taxes                   53,306          61,424   -13.2%
  Pct of Sales                                  9.2%           10.6%
Income taxes                                 19,297          22,300   -13.5%
  Pct of Sales                                  3.3%            3.9%
                                          ----------      ----------
Net Income                                $  34,009       $  39,124   -13.1%
                                          ==========      ==========
  Pct of Sales                                  5.9%            6.8%
  Effective Tax Rate                           36.2%           36.3%

Earnings per Share
   Basic                                  $    1.24       $    1.41   -12.1%
   Diluted                                $    1.21       $    1.38   -12.3%
Weighted Average Shares (000)
   Basic                                     27,339          27,747    -1.5%
   Diluted                                   28,112          28,383    -1.0%
Shares O/S at end of period (000)            27,768          28,048    -1.0%
Return on Equity                               17.1%           21.2%   -4.1 pct pts
Depreciation and Amortization (000)       $  53,568       $  44,515    20.3%
Capital Expenditures (000)                $  20,741       $  21,134    -1.9%
Number of Employees
 (includes temporary employees)               4,615           5,070    -9.0%

Segment Information

Printed Products
  Sales                                   $ 356,497       $ 369,366    -3.5%
  Depreciation & Amortization             $  40,775       $  31,853    28.0%
  Segment Income                          $  38,194       $  54,809   -30.3%
Software and Services
  Sales                                   $ 139,743       $ 126,743    10.3%
  Depreciation & Amortization             $   9,028       $   8,734     3.4%
  Segment Income                          $  15,002       $  10,745    39.6%
Scantron
  Sales                                   $  85,338       $  83,483     2.2%
  Depreciation & Amortization             $   3,247       $   3,014     7.7%
  Segment Income                          $  23,585       $  16,692    41.3%
Corporate and Eliminations
  Sales                                   $  (2,048)      $  (1,245)   64.5%
  Depreciation & Amortization             $     518       $     914   -43.3%
  Segment Income (Loss)                   $ (23,475)      $ (20,822)   12.7%


Segment income (loss) is defined as income before income taxes.



                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2004
                      Condensed Balance Sheets (Unaudited)
                                   (in 000's)


                                        September 24,   December 31,
                                             2004           2003
---------------------------------------------------------------------

Cash & Cash Equivalents                  $  12,364      $   8,525
Accounts Receivable - Net                   75,193         60,338
Inventory                                   15,407         15,517
Deferred Income Taxes                       19,614         32,517
Income Taxes Receivable                     12,960             37
Prepaid & Other                             20,737         18,412
                                         ----------     ----------
Total Current Assets                       156,275        135,346

Goodwill - Net                             223,191        217,749
Intangibles - Net                           15,531         16,835
Refundable Contract Payments                54,469         52,933
Other                                       19,010         19,681
Property, Plant and Equipment - Net        101,907        124,433
                                         ----------     ----------
Total Assets                             $ 570,383      $ 566,977
                                         ==========     ==========

Accounts Payable                         $  28,281      $  26,030
Deferred Revenues                           62,319         57,745
Accrued Liabilities:
   Salaries, Wages and Employee Benefits    31,363         30,376
   Taxes                                    23,331         17,669
   Other                                    28,315         29,602
                                         ----------     ----------
Total Current Liabilities                  173,609        161,422

Long-Term Debt                              92,500        122,059
Other Liabilities                           28,678         28,053
Shareholders' Equity                       275,596        255,443
                                         ----------     ----------
Total Liabilities and Equity             $ 570,383      $ 566,977
                                         ==========     ==========




                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2004
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                       Nine Months Ended
                                                 September 24,   September 26,
                                                     2004            2003
-----------------------------------------------------------------------------
Operating Activities:
Net income                                        $ 34,009        $ 39,124
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     53,568          44,515
  Stock-based compensation                           2,839           1,775
  Gain on disposal of assets                        (3,541)         (1,199)
  Asset impairment charges                          10,167               -
  Tax benefits from stock-based compensation         2,324           1,306
  Deferred income taxes                             12,505          (2,541)
  Other                                              1,419           1,346
  Changes in assets and liabilities                (16,080)         (5,714)
  Refundable contract payments                     (20,270)        (40,081)
                                                  ---------       ---------
Net cash provided by operating activities           76,940          38,531
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (20,741)        (21,134)
Proceeds from sale of property, plant and
  equipment                                          5,522           3,038
Payments for acquisition of businesses, net of
  cash acquired                                     (7,118)        (11,303)
Other                                                 (130)          1,270
                                                  ---------       ---------
Net cash (used in) investing activities            (22,467)        (28,129)
                                                  ---------       ---------

Financing Activities:
Purchases of treasury stock                        (20,738)        (19,138)
Issuance of treasury stock                          10,528           7,067
Long-term debt - net                               (29,646)         (4,103)
Dividends paid                                      (9,057)         (7,017)
Other                                               (1,721)            257
                                                  ---------       ---------
Net cash (used in) financing activities            (50,634)        (22,934)
                                                  ---------      ---------
Increase (decrease) in cash and cash equivalents     3,839         (12,532)
Cash and cash equivalents at beginning of period     8,525          19,218
                                                  ---------       ---------
Cash and cash equivalents at end of period        $ 12,364        $  6,686
                                                  =========       =========
